UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2016

Professional Diversity Network, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35824	80-0900177
(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 W. Adams Street, Sixth Floor, Chicago, Illinois	60607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 614-0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On September 30, 2016, Professional Diversity Network, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Katherine Butkevich, the Company’s current Chief Executive Officer.  The Employment Agreement provides for an initial term of two years, and is subject to extension upon agreement of the Company and Ms. Butkevich unless either party provides advance written notice of its or her intention not to extend.  Under the Employment Agreement, Ms. Butkevich will receive an annual base salary of $300,000, subject to increase, but not decrease, in the sole discretion of the Company’s Board of Directors (the “Board”) or the Compensation Committee of the Board (the “Compensation Committee”).  Ms. Butkevich will be eligible to receive an annual incentive bonus, at a target amount of not less than her base salary, based upon the achievement of one or more performance goals, targets, measurements and other factors, established for such year by the Compensation Committee.  Ms. Butkevich will also participate in all benefit plans and programs, subject to certain conditions and exceptions, as are generally provided by the Company to its other senior executive employees.

Under the terms of Employment Agreement, Ms. Butkevich is subject to non-solicitation, non-competition and non-interference restrictive covenants during her employment and for the 12-month period following her last day of employment with the Company.  The Employment Agreement also contains customary confidentiality, work product and return of Company property covenants.

In addition, Ms. Butkevich is entitled to severance pay if she is terminated without “cause” or resigns for “good reason,” each as defined in the Employment Agreement.  Upon such termination, provided that she executes a release and waiver agreement, Ms. Butkevich will be entitled to receive an amount equal to the sum of her base salary, any earned but unpaid bonus for the year prior to the year of termination, and the pro rata portion of any bonus earned for the year in which termination occurs, as well as continuation of applicable benefits for a period of 12 months following her termination.

In connection with the approval of the Employment Agreement, Ms. Butkevich also received a non-qualified stock option to purchase 57,500 shares of the Company’s common stock.  The option will vest in accordance with the following schedule: (i) 1/3 of the shares underlying the option will vest immediately upon award, (ii) 1/3 of the shares underlying the option will vest on March 31, 2017, and (iii) 1/3 of the shares underlying the option will vest on March 31, 2018.

The description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement filed herewith as Exhibit 10.29.

Item 9.01.	Financial Statements and Exhibits

(d)          Exhibits.

Exhibit No.	Description

10.29	Employment Agreement between the Company and Katherine Butkevich, dated September 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2016	PROFESSIONAL DIVERSITY NETWORK, INC.

	By:	/s/ David Mecklenburger
David Mecklenburger
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.29	Employment Agreement between the Company and Katherine Butkevich, dated September 30, 2016.